UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 23, 2025

AUGUSTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54653	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 555 - 999 Canada Place, Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 687-1717

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

Pursuant to that certain Agreement and Plan of Merger, dated as of July 15, 2025 (as amended from time to time, the “Merger Agreement”) by and among Augusta Gold Corp. (“Augusta Gold” or the “Company”), AngloGold Ashanti (U.S.A.) Holdings Inc., a Delaware corporation (“Parent”), Exploration Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and joined by AngloGold Ashanti Holdings plc, a public limited company existing under the laws of the Isle of Man (“HoldCo”), for the limited purposes specified in the Merger Agreement, at 12:01 a.m. (Pacific Time) on October 23, 2025, Parent, Merger Sub and Augusta Gold consummated a merger of Merger Sub with and into Augusta Gold (the “Merger”), with Augusta Gold surviving the Merger as a wholly-owned subsidiary of Parent. As a result, Augusta Gold became an indirect wholly-owned subsidiary of AngloGold Ashanti plc (“AngloGold Ashanti”).

At the effective time of the Merger (the “Effective Time”), by virtue of the Merger, each issued and outstanding share of  common stock of Augusta Gold (an “Augusta Gold Share”) was automatically converted into the right to receive C$1.70 in cash (the “Merger Consideration”), without interest, subject to any applicable withholding taxes required by applicable legal requirements.

At the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or Augusta Gold, each outstanding stock option to purchase Augusta Gold Shares (an “Augusta Gold Option”) that had a per share exercise price that is less than the Merger Consideration and that was outstanding as of immediately prior to the Effective Time, whether vested or unvested, was canceled and converted into the right to receive an amount in cash, without interest, equal to (x) the total number of Augusta Gold Shares underlying the applicable Augusta Gold Option multiplied by (y) the excess, if any, of (A) the Merger Consideration over (B) the per share exercise price for such Augusta Gold Option (the “Option Consideration”).

At the Effective Time, by virtue of the Merger, each Augusta Gold Option granted under Augusta Gold’s 2021 Equity Incentive Plan that had a per share exercise price that is equal to or more than the Merger Consideration and that was outstanding as of immediately prior to the Effective Time was canceled and the holder thereof became entitled to receive the value of such Augusta Gold Options as determined in accordance with the Black-Scholes Option Pricing Model.

Any other Augusta Gold Option outstanding as of immediately prior to the Effective Time and with a per share exercise price equal to or more than the Merger Consideration was canceled for no consideration as of the Effective Time.

Pursuant to and in accordance with a warrant cancellation agreement by and between Augusta Gold and Mr. Donald Taylor (Augusta Gold’s President, Chief Executive Officer and director prior to the Effective Time), dated July 15, 2025 (the “2024 Warrant Cancellation Agreement”), each outstanding warrant to purchase Augusta Gold Shares held by Mr. Taylor (the “Augusta Gold 2024 Warrants”) or a portion thereof outstanding immediately prior to the Effective Time was canceled and extinguished at the Effective Time and converted into the right to receive cash in an amount equal to the product obtained by multiplying (i) the total number of Augusta Gold Shares subject to each such Augusta Gold 2024 Warrant immediately prior to the Effective Time and (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price payable per Augusta Gold Share under such Augusta Gold 2024 Warrant (the “Augusta Gold 2024 Warrant Consideration”).

In accordance with their terms, at the Effective Time, the warrants to purchase Augusta Gold Shares issued by Augusta Gold in 2023 (the “Augusta Gold 2023 Warrants”) became exercisable for the Merger Consideration of C$1.70. There was no adjustment to the exercise price of the Augusta Gold 2023 Warrants, which remains C$2.30 per Augusta Gold Share. Unless exercised, the Augusta Gold 2023 Warrants will remain outstanding until they expire pursuant to their terms in January 2026.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 16, 2025.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, all holders of the Augusta Gold Shares (other than Augusta Gold Shares owned by Parent, Merger Sub or any of their respective subsidiaries) ceased to have any rights with respect thereto other than the right to receive the Merger Consideration.

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, a change in control of Augusta Gold occurred, and Augusta Gold is now a wholly owned subsidiary of Parent.

The disclosure set forth under Item 2.01 of this Current Report on Form 8-K and the information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

In connection with the consummation of the Merger, all of the directors of Augusta Gold resigned from their positions as directors of Augusta Gold, as of the Effective Time. None of these resignations were the result of any disagreement with Augusta Gold, its management or the Board of Directors of Augusta Gold.

Following the consummation of the Merger, Mr. Marcelo Godoy and Ms. Gillian Doran were appointed as directors of Augusta Gold. Mr. Godoy, 54, has been Chief Technology Officer at AngloGold Ashanti since November 2021. Prior to this, Mr. Godoy served as Senior Vice President, Exploration at Newmont Corporation. Ms. Doran, 49, has been Chief Financial Officer and Executive Director at AngloGold Ashanti since January 2023. Prior to this, Ms. Doran served as Chief Financial Officer for Rio Tinto’s Global Aluminium division.

To Augusta Gold’s knowledge, these appointments were not made pursuant to any arrangement or understanding between either Mr. Godoy or Ms. Doran and any other person (other than agreements in connection with the Merger Agreement), and neither Mr. Godoy nor Ms. Doran has entered into (or proposed to enter into) any transactions required to be reported under Item 404(a) of Regulated S-K (other than the Merger). Mr. Godoy and Ms. Doran have no family relationship with any of the other directors or executive officers or any persons nominated or chosen by Augusta Gold to be a director or executive officer. Neither Mr. Godoy nor Ms. Doran has entered into any other material plan, contract, arrangement or amendment in connection with their appointment to the Board of Directors.

Executive Officers

In connection with the consummation of the Merger, all of the executive officers of Augusta Gold resigned from their positions as officers of Augusta Gold, as of the Effective Time. None of these resignations were the result of any disagreement with Augusta Gold, its management or the Board of Directors of Augusta Gold.

In connection with the Arrangement, the Board appointed Mr. Marcelo Godoy as President, Mr. Sam Moorin as Secretary and Ms. Katie Burritt as Treasurer. As mentioned above, Mr. Godoy, 54, has been Chief Technology Officer at AngloGold Ashanti plc since November 2021. Prior to this, Mr. Godoy served as Senior Vice President, Exploration at Newmont Corporation. Mr. Moorin, 31, has been Legal Counsel – North America at AngloGold Ashanti North America Inc. since July 2025. Prior to this, Mr. Moorin served in various legal roles at Westmoreland Mining LLC, Chipman Glasser, LLC and Pollart Miller LLC. Ms. Burritt, 60, has been Director – Finance at AngloGold Ashanti North America Inc. since August 2024. Prior to this, Ms. Burritt served as Senior Manager – Finance at AngloGold Ashanti North America Inc.

To Augusta Gold’s knowledge, the appointments of Mr. Godoy, Mr. Moorin and Ms. Burritt were not made pursuant to any arrangement or understanding between them and any other person (other than agreements in connection with the Merger Agreement). There are no family relationships between these individuals and any of the other directors or executive officers or any persons nominated or chosen by Augusta Gold to be a director or executive officer. There are no related party transactions in respect of Augusta Gold of the kind described in Item 404(a) of Regulation S-K in which any of these individuals was a participant (other than the Merger).

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As part of the completion of the Merger, Merger Sub was merged with and into Augusta Gold with Augusta Gold as the surviving corporation. In connection with the Merger, Augusta Gold’s Articles of Incorporation and Bylaws were amended and restated to the forms thereof attached as Exhibits D and E to the Merger Agreement, respectively.

A copy of the Articles of Merger, the amended and restated Articles of Incorporation and the amended and restated Bylaws are filed with this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 7.01 Regulation FD Disclosure.

On October 23, 2025, Augusta Gold issued a press release announcing the closing of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

A letter of transmittal will be mailed by Computershare Trust Company of Canada to each person who is a registered stockholder of Augusta Gold at the Effective Time within five business days after the Effective Time. A copy of such form of letter of transmittal is attached to this Current Report on Form 8-K as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in Item 7.01 of this Current Report on Form 8-K and in the press releases is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the U.S. Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”). The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01 Other Events.

Removal of Quotations from the OTCQB.  On October 23, 2025, in connection with the completion of the Merger, Augusta Gold notified the Financial Industry Regulatory Authority (“FINRA”) and the OTCQB that the Merger had been completed and requested that the Augusta Gold Shares cease to be quoted for trading on the OTCQB.

Cessation of Reporting Obligations in the United States.  Augusta Gold intends to file a Form 15 with the SEC to terminate the registration of the Augusta Gold Shares under the U.S. Exchange Act and to suspend its reporting obligations under the U.S. Exchange Act.  Augusta Gold expects that its obligation to file reports with the SEC will be suspended immediately upon the filing of the Form 15.  Augusta Gold reserves the right to delay the filing of the Form 15 or withdraw it for any reason prior to its effectiveness.

Delisting from the TSX.  On September 15, 2025, Augusta Gold received conditional approval from the TSX for the delisting of the Augusta Gold Shares from the TSX. On October 23, 2025, in connection with the completion of the Merger, Augusta Gold notified the TSX that the Merger had been completed. The Augusta Gold Shares are expected to be delisted from the TSX at 4:00 p.m. Eastern Time on October 24, 2025.

Cessation of Reporting Obligations in Canada.  Augusta Gold has made an application to the relevant securities regulatory authorities in Canada to cease to be a reporting issuer in each of the provinces and territories of Canada in which it is a reporting issuer, and assuming receipt of an order granted under Canadian securities laws that it has ceased to be a reporting issuer, will no longer be subject to the disclosure requirements of a reporting issuer under Canadian securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Articles of Merger filed with the Nevada Secretary of State on October 22, 2025 (with an effective date and time of 12:01 a.m. Pacific Time on October 23, 2025)
4.2	Amended and Restated Articles of Incorporation
4.3	Amended and Restated Bylaws
99.1	Press Release dated October 23, 2025
99.2	Form of Letter of Transmittal
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUGUSTA GOLD CORP.

Date: October 23, 2025	By:	/s/ Marcelo Godoy
		Name:	Marcelo Godoy
		Title:	President and Director